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                                                                      EXHIBIT 21


                           SUBSIDIARIES OF REGISTRANT



         As of December 31, 1996, the active subsidiaries of Ducommun were:

                 Aerochem, Inc., a California corporation
                 AHF-Ducommun Incorporated, a California corporation
                 Brice Manufacturing Company, Inc., a California corporation Jay-El Products, Inc., a California corporation
                 MechTronics of Arizona Corp., an Arizona corporation
                 3dbm, Inc., a California corporation